SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JULY 28, 2003
(To Prospectus dated June 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer


                    CHL Mortgage Pass-Through Trust 2003-37

                               ------------------


---------------------------
The Class 1-A-1
Certificates represent
Obligations of the trust
only and do not                        The Class 1-A-1 Certificates
represent an interest in
or obligation of                       o   This supplement relates to the offering of the Class 1-A-1 Certificates of the
CWMBS, Inc.,                               series referenced above.  This supplement does not contain complete
Countrywide Home                           information about the offering of the Class 1-A-1 Certificates.  Additional
Loans, Inc.,                               information is contained in the prospectus supplement dated July 28, 2003,
Countrywide Home                           prepared in connection with the offering of the offered certificates of the
Loans Servicing LP or                      series referenced above, and in the prospectus of the depositor dated June
any of their affiliates.                   24, 2003.  You are urged to read this supplement, the prospectus supplement and the prospectus in full.
This supplement may be
used to offer and sell the             o   As of September 27, 2004,  the class certificate balance of the Class 1-A-1
offered certificates only                  Certificates was approximately $51,505,359.
if accompanied by the
prospectus supplement
and the prospectus.
---------------------------




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 5, 2004

                               THE MORTGAGE POOL

          As of September 1, 2004 (the "Reference Date"), loan group 1 included approximately 108 Mortgage Loans having an aggregate Stated Principal Balance of approximately $55,256,975 and loan group 2 included approximately 574 Mortgage Loans having an aggregate Stated Principal Balance of approximately $281,546,926.

          The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                       As of September 1, 2004
                                                    --------------------------
                                                     Loan Group     Loan Group
                                                         1               2
                                                    --------------------------
Total Number of Mortgage Loans...................      108              574
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
          30-59 Days.............................      2.78%            1.57%
          60-89 Days.............................      0.93%            0.00%
          90 days or more (excluding pending
          foreclosures)..........................      0.00%            0.00%
                                                       -----            -----
          Total Delinquencies....................      3.70%            1.57%
                                                       =====            =====
Foreclosures Pending.............................      0.93%            0.17%
                                                       -----            -----
Total Delinquencies and foreclosures pending.....      4.63%            1.74%
                                                       =====            =====
---------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

          One (1) Mortgage Loan in loan group 1 has been converted and is, as of the Reference Date, REO loan.

          Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

          Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

          Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

          A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $52.069 billion at June 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                          At February 28 (29),                      At December 31,                    At June 30,
                                     ----------------------------------  --------------------------------------------- ------------
                                          2000             2001            2001             2002               2003          2004
                                     ----------------  ----------------  --------------  --------------  ---------------- ---------
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
    30-59 days................            1.36%            1.61%           1.89%            2.11%              2.77%        2.26%
    60-89 days................            0.22             0.28            0.39             0.53               1.18         0.84
    90 days or more
      (excluding
      pending foreclosures)...            0.16             0.14            0.23             0.35               1.45         1.31
        Total of                     ---------------   ---------------   -------------   --------------  ---------------   --------
        delinquencies                     1.75%            2.03%           2.50%            2.99%              5.41%        4.41%
                                     ===============   ===============   =============   ==============  ===============   ========
Foreclosures pending..........            0.16%            0.27%           0.31%            0.31%              1.39%        0.50%
                                     ===============   ===============   =============   ==============  ===============   ========
Total delinquencies and
  foreclosures pending........            1.91%            2.30%           2.82%            3.31%              6.80%        4.90%
                                     ===============   ===============   =============   ==============  ===============   ========

Net Gains/(Losses) on
  liquidated loans(1).........      $(3,076,240)       $(2,988,604)     $(5,677,141)     $(10,788,657)   $(16,159,208) $(9,143,911)
Percentage of Net
  Gains/(Losses)
  on liquidated loans(1)(2)...          (0.017)%         (0.014)%        (0.022)%         (0.032)%           (0.033)%     (0.018)%
Percentage of Net
  Gains/(Losses)
  on liquidated loans (based on
  average outstanding principal
  balance)(1).................          (0.017)%         (0.015)%        (0.023)%         (0.033)%           (0.034)%     (0.019)%



-------------------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 1-A-1 CERTIFICATES

          The Class 1-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

          As of September 27, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-1 Certificates was approximately $51,505,359, evidencing a beneficial ownership interest of approximately 15.29% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $58,922,603 and evidenced in the aggregate a beneficial ownership interest of approximately 17.49% in the Trust Fund and the group 2 senior certificates had an aggregate principal balance of approximately $266,508,462 and evidenced in the aggregate a beneficial ownership interest of approximately 79.13% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $11,372,836 and evidenced in the aggregate a beneficial ownership interest of approximately 3.38% in the Trust Fund. For additional information with respect to the Class 1-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

          The September 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

          Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

          o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

          o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

          o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

          o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

          o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

          o the scheduled monthly payment for each mortgage loan has been calculated as set forth in the Prospectus Supplement,

          o the Class Certificate Balance of the Class 1-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

          o interest accrues on the Class 1-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

          o distributions in respect of the Class 1-A-1 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

          o the closing date of the sale of the Class 1-A-1 Certificates is October 5, 2004,

          o the seller is not required to repurchase or substitute for any mortgage loan,

          o the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage Loans - Certain Modifications and Refinancings" "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the Prospectus Supplement,

          o    no class of certificates becomes a Restricted Class,

          o the level of the One-Year LIBOR Index remains constant at 2.24% per annum, and

          o the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the One-Year LIBOR Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

          o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

          Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. There is no assurance that prepayments will occur at any constant prepayment rate.

          While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

          The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


               Percent of Class Certificate Balance Outstanding

                                                        Percentage of the
                                                     Prepayment Assumption
                                           --------------------------------------------------
Distribution Date:                          0%        10%    15%    25%     35%    45%    55%
-----------------                          -----      ----   ----   ----    ----   ----   ---
Initial...............................      100       100    100    100     100    100    100
October 2005..........................      99        88     83     72      62     52     42
October 2006..........................      97        78     69     53      39     27     18
October 2007..........................      95        68     57     39      25     15      8
October 2008..........................      93        60     48     29      16      8      3
October 2009..........................      91        53     40     21      10      4      2
October 2010..........................      89        46     33     15       6      2      1
October 2011..........................      87        40     27     11       4      1      0
October 2012..........................      85        35     22      8       3      1      0
October 2013..........................      82        31     19      6       2      0      0
October 2014..........................      79        27     15      4       1      0      0
October 2015..........................      77        23     12      3       1      0      0
October 2016..........................      74        20     10      2       0      0      0
October 2017..........................      71        18      8      2       0      0      0
October 2018..........................      68        15      7      1       0      0      0
October 2019..........................      64        13      5      1       0      0      0
October 2020..........................      61        11      4      1       0      0      0
October 2021..........................      57         9      4      0       0      0      0
October 2022..........................      53         8      3      0       0      0      0
October 2023..........................      50         7      2      0       0      0      0
October 2024..........................      45         5      2      0       0      0      0
October 2025..........................      41         4      1      0       0      0      0
October 2026..........................      37         4      1      0       0      0      0
October 2027..........................      32         3      1      0       0      0      0
October 2028..........................      27         2      1      0       0      0      0
October 2029..........................      22         2      0      0       0      0      0
October 2030..........................      16         1      0      0       0      0      0
October 2031..........................      10         1      0      0       0      0      0
October 2032..........................       5         *      0      0       0      0      0
October 2033..........................       0         0      0      0       0      0      0
Weighted Average Life (in years)**....     17.7      7.3    5.3    3.3     2.2    1.7    1.3

--------------------------
(**) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

          As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount, Credit Fraud Loss Coverage Amount were approximately $8,512,147, $143,426 and $3,669,325, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 1-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class 1-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA

Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

          The Class 1-A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

          The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connectio n with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1


CWMBS 2003-37
Group 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                     108
Aggregate Principal Balance                           $55,256,975
Average Principal                                       $511,639                $324,793 to $2,188,500
Weighted Average Mortgage Rate                           4.245%                   3.625% to 5.375%
Net Weighted Average Mortgage Rate                       3.979%                   3.366% to 5.116%
Weighted Average Original Term (months)                    360                       360 to 360
Weighted Average Remaining Term (months)                   346                       343 to 346
Weighted Average Original LTV                            72.58%                   39.92% to 95.00%
Weighted Average Gross Margin                            2.320%                   2.250% to 2.875%
Weighted Average Months to Next Adjustment                  22                        19 to 22
Weighted Average Initial Periodic Cap                    2.000%                   2.000% to 2.000%
Weighted Average Subsequent Periodic Cap                 2.000%                   2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                  10.245%                   9.625% to 11.375%
Weighted Average Minimum Mortgage Rate                   2.380%                   2.250% to 4.750%
Weighted Average FICO                                      725



CWMBS 2003-37
Group 1

                                                      CURRENT PRINCIPAL BALANCES

Range of Current                            Number of                  Aggregate           Percentage of Mortgage
Principal Balances ($)                    Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
$300,000.01 - $350,000.00                     10                      $3,335,175                  6.04               %
$350,000.01 - $400,000.00                     29                     $10,969,231                 19.85
$400,000.01 - $450,000.00                     17                      $7,177,425                  12.99
$450,000.01 - $500,000.00                     12                      $5,684,815                  10.29
$500,000.01 - $550,000.00                     11                      $5,748,407                  10.40
$550,000.01 - $600,000.00                      5                      $2,865,951                  5.19
$600,000.01 - $650,000.00                      8                      $4,995,039                  9.04
$650,000.01 - $700,000.00                      3                      $2,070,127                  3.75
$700,000.01 - $750,000.00                      2                      $1,443,919                  2.61
$750,000.01 - $1,000,000.00                   10                      $8,778,386                  15.89
Greater than $2,000,000.00                     1                      $2,188,500                  3.96
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                              CURRENT MORTGAGE RATES

                                            Number of                  Aggregate           Percentage of Mortgage
Current Mortgage Rates(%)                 Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
3.625                                          9                      $4,120,561                  7.46               %
3.750                                         10                      $5,251,948                  9.50
3.875                                         12                      $6,125,608                 11.09
4.000                                         12                      $6,488,813                 11.74
4.125                                          7                      $3,187,240                  5.77
4.250                                         23                     $12,796,308                 23.16
4.375                                          2                        $719,438                  1.30
4.500                                          5                      $2,517,624                  4.56
4.625                                          7                      $3,821,098                  6.92
4.750                                          7                      $2,970,366                  5.38
4.875                                          6                      $2,831,020                  5.12
5.000                                          5                      $2,870,864                  5.20
5.250                                          1                        $481,897                  0.87
5.375                                          2                      $1,074,189                  1.94
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                              MONTHS REMAINING TO MATURITY

Range of Months                             Number of                  Aggregate           Percentage of Mortgage
Remaining to Maturity                     Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
301 - 360                                    108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------



CWMBS 2003-37
Group 1

                                            ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                           Number of                  Aggregate           Percentage of Mortgage
Loan-to-Value Ratios(%)                   Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                   7                      $4,782,958                  8.66               %
50.01 - 55.00                                  1                        $470,317                  0.85
55.01 - 60.00                                  4                      $2,390,706                  4.33
60.01 - 65.00                                  9                      $4,629,231                  8.38
65.01 - 70.00                                 10                      $5,095,380                  9.22
70.01 - 75.00                                 18                      $9,115,067                 16.50
75.01 - 80.00                                 52                     $26,135,391                 47.30
80.01 - 85.00                                  2                        $817,055                  1.48
85.01 - 90.00                                  4                      $1,444,252                  2.61
90.01 - 95.00                                  1                        $376,618                  0.68
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                            GEOGRAPHIC DISTRIBUTION

                                            Number of                  Aggregate           Percentage of Mortgage
State                                     Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
California                                    47                     $21,986,993                 39.79               %
Colorado                                       7                      $5,221,331                  9.45
Florida                                        5                      $2,639,063                  4.78
Georgia                                        2                      $1,112,000                  2.01
Illinois                                       5                      $2,612,410                  4.73
Massachusetts                                  4                      $2,373,431                  4.30
Michigan                                       2                      $1,235,146                  2.24
Montana                                        3                      $1,686,374                  3.05
Nevada                                         2                      $1,323,243                  2.39
New Jersey                                     6                      $2,979,280                  5.39
New York                                       4                      $2,658,018                  4.81
Texas                                          3                      $1,494,646                  2.70
Virginia                                       3                      $1,357,736                  2.46
Washington                                     3                      $1,363,483                  2.47
Other (less than 2%)                          12                      $5,213,821                  9.42
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


CWMBS 2003-37
Group 1

                                              CREDIT BUREAU RISK SCORES

Range of Credit                             Number of                  Aggregate           Percentage of Mortgage
Bureau Risk Scores                        Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
801 - 820                                      6                      $2,904,250                  5.26               %
781 - 800                                     12                      $6,191,228                 11.20
761 - 780                                     11                      $4,873,430                  8.82
741 - 760                                     18                     $10,081,013                 18.24
721 - 740                                     11                      $5,329,107                  9.64
701 - 720                                     15                      $7,468,919                 13.52
681 - 700                                     11                      $6,078,146                 11.00
661 - 680                                     10                      $5,420,835                  9.81
641 - 660                                      9                      $4,100,630                  7.42
621 - 640                                      3                      $1,212,704                  2.19
601 - 620                                      1                        $634,012                  1.15
581 - 600                                      1                        $962,701                  1.74
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                              PROPERTY TYPE

                                            Number of                  Aggregate           Percentage of Mortgage
Property Type                             Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                       63                     $33,569,737                 60.75               %
Planned Unit Development                      32                     $15,467,334                 27.99
Low-rise Condominium                          11                      $5,246,718                  9.50
2-4 Family Residence                           1                        $515,257                  0.93
High-rise Condominium                          1                        $457,929                  0.83
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                              LOAN PURPOSE

                                            Number of                  Aggregate           Percentage of Mortgage
Loan Purpose                              Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                         44                     $23,730,968                 42.95               %
Purchase                                      47                     $22,969,154                 41.57
Refinance (cash out)                          17                      $8,556,852                 15.49
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


CWMBS 2003-37
Group 1

                                           OCCUPANCY

                                            Number of                  Aggregate           Percentage of Mortgage
Occupancy Type                            Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                                98                     $49,018,848                 88.71               %
Secondary Residence                            6                      $4,278,245                  7.74
Investor Property                              4                      $1,959,882                  3.55
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                           DOCUMENTATION PROGRAM

                                             Number of                 Aggregate           Percentage of Mortgage
Type of Program                           Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Full/Alternative                              54                     $27,274,743                 49.36               %
Preferred                                     42                     $21,764,458                 39.39
Streamline                                    11                      $5,537,735                 10.02
Reduced                                        1                        $680,039                  1.23
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                           GROSS MARGIN

Range of                                    Number of                  Aggregate           Percentage of Mortgage
Gross Margin                              Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                108                     $55,256,975                  100                %
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                           NEXT RATE ADJUSTMENT DATE

Next Rate                                   Number of                  Aggregate           Percentage of Mortgage
Adjustment Date                           Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
April 2006                                     1                        $822,258                  1.49               %
June 2006                                     17                      $9,377,731                 16.97
July 2006                                     90                     $45,056,986                 81.54
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


CWMBS 2003-37
Group 1

                                      MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to                Number of                  Aggregate           Percentage of Mortgage
Next Adjustment Date (Months)             Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
19 - 24                                      108                     $55,256,975                 100                 %
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                                 MAXIMUM MORTGAGE RATE

Range of Maximum                            Number of                  Aggregate           Percentage of Mortgage
Mortgage Rates(%)                         Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                                43                     $21,986,930                 39.79               %
10.001 - 11.000                               62                     $31,713,959                 57.39
11.001 - 12.000                                3                      $1,556,086                  2.82
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                                  INITIAL PERIODIC RATE CAP

Initial Periodic                            Number of                  Aggregate           Percentage of Mortgage
Rate Cap(%)                               Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.000                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                             SUBSEQUENT PERIODIC RATE CAP

Subsequent                                  Number of                  Aggregate           Percentage of Mortgage
Rate Cap(%)                               Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.000                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------


                                                  MINIMUM MORTGAGE RATE

Range of Minimum                            Number of                  Aggregate           Percentage of Mortgage
Mortgage Rates(%)                         Mortgage Loans           Principal Balance        Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                105                     $53,877,769                 97.50               %
4.001 - 5.000                                  3                      $1,379,206                  2.50
----------------------------------------------------------------------------------------------------------------------

Total                                        108                     $55,256,975                100.00               %
----------------------------------------------------------------------------------------------------------------------



CWMBS 2003-37
Group 2

Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                  574
Aggregate Principal Balance                       $281,546,926
Average Principal                                   $490,500                    $23,740  to $2,000,000
Weighted Average Mortgage Rate                       4.589%                      3.125%  to 6.250%
Net Weighted Average Mortgage Rate                   4.323%                      2.866%  to 5.866%
Weighted Average Original Term (months)                360                         360   to 360
Weighted Average Remaining Term (months)               346                         343   to 347
Weighted Average Original LTV                         70.81%                    13.03%   to 95.00%
Weighted Average Gross Margin                         2.320%                    2.250%   to 3.250%
Weighted Average Months to Next Adjustment              46                          43   to 47
Weighted Average Initial Periodic Cap                 4.996%                    2.000%   to 5.000%
Weighted Average Subsequent Periodic Cap              2.000%                    2.000%   to 2.000%
Weighted Average Maximum Mortgage Rate                9.590%                    8.125%   to 11.250%
Weighted Average Minimum Mortgage Rate                2.513%                    2.250%   to 6.250%
Weighted Average FICO                                  728




CWMBS 2003-37
Group 2

                                               CURRENT PRINCIPAL BALANCES

Range of Current                           Number of                 Aggregate             Percentage of Mortgage
Principal Balances ($)                   Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                             1                        $23,740                    0.01            %
$100,000.01 - $150,000.00                      1                       $141,363                    0.05
$250,000.01 - $300,000.00                      1                       $270,531                    0.10
$300,000.01 - $350,000.00                     71                    $24,000,316                    8.52
$350,000.01 - $400,000.00                    144                    $54,475,463                   19.35
$400,000.01 - $450,000.00                     90                    $38,264,756                   13.59
$450,000.01 - $500,000.00                     66                    $31,209,269                   11.08
$500,000.01 - $550,000.00                     44                    $23,249,317                    8.26
$550,000.01 - $600,000.00                     56                    $32,178,208                   11.43
$600,000.01 - $650,000.00                     43                    $27,062,215                    9.61
$650,000.01 - $700,000.00                     10                     $6,673,295                    2.37
$700,000.01 - $750,000.00                      8                     $5,814,676                    2.07
$750,000.01 - $1,000,000.00                   35                    $31,663,638                   11.25
$1,000,000.01 - $1,500,000.00                  2                     $2,727,923                    0.97
$1,500,000.01 - $2,000,000.00                  2                     $3,792,214                    1.35
--------------------------------------------------------------------------------------------------------------------

Total                                        574                   $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------



CWMBS 2003-37
Group 2

                                              CURRENT MORTGAGE RATES

                                           Number of                 Aggregate             Percentage of Mortgage
Current Mortgage Rates(%)                Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
3.125                                          1                       $612,500                    0.22            %
3.375                                          2                       $748,354                    0.27
3.500                                          1                       $449,670                    0.16
3.625                                          1                       $357,708                    0.13
3.750                                          6                     $2,675,872                    0.95
3.875                                         16                     $8,969,860                    3.19
4.000                                         27                    $14,149,001                    5.03
4.125                                         33                    $17,461,209                    6.20
4.250                                         63                    $32,103,389                   11.40
4.375                                         47                    $23,011,063                    8.17
4.500                                         91                    $45,454,935                   16.14
4.625                                         48                    $22,004,148                    7.82
4.750                                         63                    $31,573,831                   11.21
4.875                                         72                    $33,751,567                   11.99
5.000                                         33                    $15,448,881                    5.49
5.125                                         23                    $10,081,676                    3.58
5.250                                         17                     $7,218,183                    2.56
5.375                                          8                     $4,774,975                    1.70
5.500                                         11                     $5,443,111                    1.93
5.625                                          4                     $1,897,200                    0.67
5.750                                          1                       $341,704                    0.12
5.875                                          2                     $1,096,970                    0.39
6.000                                          1                       $328,500                    0.12
6.125                                          2                     $1,211,612                    0.43
6.250                                          1                       $381,007                    0.14
--------------------------------------------------------------------------------------------------------------------

Total                                        574                   $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------


                                              MONTHS REMAINING TO MATURITY

Range of Months                            Number of                 Aggregate             Percentage of Mortgage
Remaining to Maturity                    Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
301 - 360                                    574                   $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------

Total                                        574                   $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------




CWMBS 2003-37
Group 2

                                            ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                          Number of                 Aggregate             Percentage of Mortgage
Loan-to-Value Ratios(%)                  Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                  46                    $26,736,506                    9.50            %
50.01 - 55.00                                 19                    $10,030,684                    3.56
55.01 - 60.00                                 25                    $13,034,150                    4.63
60.01 - 65.00                                 30                    $17,315,160                    6.15
65.01 - 70.00                                 57                    $27,730,285                    9.85
70.01 - 75.00                                 82                    $41,905,707                   14.88
75.01 - 80.00                                297                   $137,974,075                   49.01
80.01 - 85.00                                  2                       $782,320                    0.28
85.01 - 90.00                                  8                     $2,946,747                    1.05
90.01 - 95.00                                  8                     $3,091,293                    1.10
--------------------------------------------------------------------------------------------------------------------

Total                                        574                   $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------


                                            GEOGRAPHIC DISTRIBUTION

                                           Number of                 Aggregate             Percentage of Mortgage
State                                    Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
California                                  319                    $158,048,417                   56.14            %
Colorado                                     22                      $9,653,358                    3.43
Florida                                      20                      $9,087,034                    3.23
Georgia                                      16                      $7,071,239                    2.51
Illinois                                     23                     $10,928,378                    3.88
Massachusetts                                40                     $20,562,499                    7.30
New Jersey                                   16                      $7,824,116                    2.78
New York                                     12                      $7,006,521                    2.49
Virginia                                     19                      $8,687,346                    3.09
Other (less than 2%)                         87                     $42,678,016                   15.18
--------------------------------------------------------------------------------------------------------------------

Total                                       574                    $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------




CWMBS 2003-37
Group 2

                                              CREDIT BUREAU RISK SCORES

Range of Credit                            Number of                 Aggregate             Percentage of Mortgage
Bureau Risk Scores                       Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
Greater than 820                              3                      $1,965,312                    0.70            %
801 - 820                                    14                      $6,285,452                    2.23
781 - 800                                    63                     $31,347,651                   11.13
761 - 780                                    85                     $43,169,264                   15.33
741 - 760                                    95                     $47,092,704                   16.73
721 - 740                                    88                     $42,196,556                   14.99
701 - 720                                    65                     $31,836,834                   11.31
681 - 700                                    55                     $28,500,848                   10.12
661 - 680                                    32                     $15,997,305                    5.68
641 - 660                                    37                     $16,478,654                    5.85
621 - 640                                    31                     $13,447,345                    4.78
601 - 620                                     4                      $2,019,174                    0.72
581 - 600                                     1                        $572,165                    0.20
521 - 540                                     1                        $637,665                    0.23
--------------------------------------------------------------------------------------------------------------------

Total                                       574                    $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------


                                              PROPERTY TYPE

                                           Number of                 Aggregate             Percentage of Mortgage
Property Type                            Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
Single Family Residence                     342                    $169,798,656                   60.31            %
Planned Unit Development                    163                     $80,462,986                   28.58
Low-rise Condominium                         57                     $24,613,425                    8.74
High-rise Condominium                         8                      $4,142,441                    1.47
2-4 Family Residence                          4                      $2,529,418                    0.90
--------------------------------------------------------------------------------------------------------------------

Total                                       574                    $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------


                                              LOAN PURPOSE

                                           Number of                  Aggregate            Percentage of Mortgage
Loan Purpose                             Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
Purchase                                    267                    $131,127,438                   46.57            %
Refinance (rate/term)                       241                    $118,141,441                   41.96
Refinance (cash out)                         66                     $32,278,048                   11.46
--------------------------------------------------------------------------------------------------------------------

Total                                       574                    $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------



CWMBS 2003-37
Group 2

                                           OCCUPANCY

                                           Number of                 Aggregate             Percentage of Mortgage
Occupancy Type                           Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
Owner Occupied                              547                    $268,457,416                   95.35            %
Secondary Residence                          27                     $13,089,509                    4.65
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------


                                           DOCUMENTATION PROGRAM

                                           Number of                 Aggregate             Percentage of Mortgage
Type of Program                          Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
Preferred                                  295                     $143,546,472                   50.98            %
Full/Alternative                           215                     $108,006,882                   38.36
Streamline                                  64                      $29,993,571                   10.65
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------


                                           GROSS MARGIN

Range of                                   Number of                 Aggregate             Percentage of Mortgage
Gross Margin                             Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              569                     $279,584,381                   99.3             %
3.001 - 4.000                                5                       $1,962,545                    0.7
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                 100.00             %
--------------------------------------------------------------------------------------------------------------------


                                           NEXT RATE ADJUSTMENT DATE

Next Rate                                  Number of                 Aggregate             Percentage of Mortgage
Adjustment Date                          Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
April 2008                                   3                       $1,451,036                   0.52             %
May 2008                                    11                       $4,501,405                   1.6
June 2008                                   76                      $36,696,821                 13.03
July 2008                                  474                     $232,621,676                 82.62
August 2008                                 10                       $6,275,989                  2.23
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                100.00              %
--------------------------------------------------------------------------------------------------------------------



CWMBS 2003-37
Group 2

                                               MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to               Number of                 Aggregate             Percentage of Mortgage
Next Adjustment Date (Months)            Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
43 - 49                                    574                     $281,546,926                   100              %
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                100.00              %
--------------------------------------------------------------------------------------------------------------------


                                               MAXIMUM MORTGAGE RATE

Range of Maximum                           Number of                 Aggregate             Percentage of Mortgage
Mortgage Rates(%)                        Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
8.001 - 9.000                               54                      $27,962,966                  9.93              %
9.001 - 10.000                             450                     $220,809,021                 78.43
10.001 - 11.000                             66                      $30,837,691                 10.95
11.001 - 12.000                              4                       $1,937,247                  0.69
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                100.00              %
--------------------------------------------------------------------------------------------------------------------


                                               INITIAL PERIODIC RATE CAP

Initial Periodic                            Number of                Aggregate             Percentage of Mortgage
Rate Cap(%)                              Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
2.000                                        1                         $344,628                  0.12              %
5.000                                      573                     $281,202,298                 99.88
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                100.00              %
--------------------------------------------------------------------------------------------------------------------


                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                                 Number of                 Aggregate             Percentage of Mortgage
Rate Cap(%)                              Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
2.000                                      574                     $281,546,926                100.00              %
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                100.00              %
--------------------------------------------------------------------------------------------------------------------

CWMBS 2003-37
Group 2

                                           MINIMUM MORTGAGE RATE

Range of Minimum                           Number of                 Aggregate             Percentage of Mortgage
Mortgage Rates(%)                        Mortgage Loans           Principal Balance         Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              517                     $255,746,212                   90.84            %
3.001 - 4.000                               10                       $4,417,195                    1.57
4.001 - 5.000                               26                      $12,670,492                    4.50
5.001 - 6.000                               19                       $7,745,646                    2.75
6.001 - 7.000                                2                         $967,381                    0.34
--------------------------------------------------------------------------------------------------------------------

Total                                      574                     $281,546,926                  100.00            %
--------------------------------------------------------------------------------------------------------------------





                                  EXHIBIT 2



           THE                                                                              Distribution Date:  9/27/04
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318

                                    Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                                             Certificate                         Pass
                                 Class          Rate           Beginning       Through        Principal          Interest
  Class           Cusip       Description       Type            Balance         Rate (%)     Distribution      Distribution
---------------------------------------------------------------------------------------------------------------------------------
   1A1          12669EYQ3       Senior       Var-30/360     53,616,938.72       3.978048      2,111,579.46       177,742.28
   2A1          12669EYS9       Senior       Var-30/360    268,872,166.17       4.330133      7,627,398.44       970,210.25
   2A2          12669EE51       Senior       Var-30/360      5,417,374.88       4.330133        153,680.75        19,548.30
    M           12669EYV2       Senior       Var-30/360      7,423,536.83       4.259828          6,292.90        26,352.49
    B1          12669EYW0       Senior       Var-30/360      4,206,538.93       4.259828          3,565.87        14,932.61
    B2          12669EYX8       Senior       Var-30/360      2,473,852.58       4.259828          2,097.07         8,781.82
    B3          12669EE28       Senior       Var-30/360      1,484,311.55       4.259828          1,258.24         5,269.09
    B4          12669EE36       Senior       Var-30/360      1,236,926.29       4.259828          1,048.54         4,390.91
    B5          12669EE44       Senior       Var-30/360      1,980,855.11       4.259828          1,679.16         7,031.75
    AR          12669EYU4       Senior       Fix-30/360              0.00       0.000000              0.00             0.10
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Totals                                                     346,712,501.06                     9,908,600.43     1,234,259.60
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
                                                        Current                            Cumulative
                                        Total           Realized            Ending          Realized
  Class           Cusip             Distribution         Losses            Balance           Losses
---------------------------------------------------------------------------------------------------------
   1A1          12669EYQ3           2,289,321.73            0.00       51,505,359.26            0.00
   2A1          12669EYS9           8,597,608.70            0.00      261,244,767.73            0.00
   2A2          12669EE51             173,229.05            0.00        5,263,694.12            0.00
    M           12669EYV2              32,645.39            0.00        7,417,243.93            0.00
    B1          12669EYW0              18,498.48            0.00        4,202,973.07            0.00
    B2          12669EYX8              10,878.90            0.00        2,471,755.51            0.00
    B3          12669EE28               6,527.34            0.00        1,483,053.31            0.00
    B4          12669EE36               5,439.45            0.00        1,235,877.75            0.00
    B5          12669EE44               8,710.91            0.00        1,979,175.95            0.00
    AR          12669EYU4                   0.10            0.00                0.00            0.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

Totals                             11,142,860.05            0.00      336,803,900.63            0.00
----------------------------------------------------------------------------------------------------------






           THE                                                                              Distribution Date:  9/27/04
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318


                                               Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                              Original           Beginning        Scheduled                    Unscheduled          Net
                            Certificate        Certificate        Principal      Accretion      Principal        Principal
Class          Cusip          Balance             Balance       Distribution     Principal    Adjustments       Distribution
----------------------------------------------------------------------------------------------------------------------------------
 1A1         12669EYQ3      96,230,000.00     53,616,938.72     2,111,579.46         0.00            0.00       2,111,579.46
 2A1         12669EYS9     377,252,914.00    268,872,166.17     7,627,398.44         0.00            0.00       7,627,398.44
 2A2         12669EE51       7,601,086.00      5,417,374.88       153,680.75         0.00            0.00         153,680.75
  M          12669EYV2       7,502,000.00      7,423,536.83         6,292.90         0.00            0.00           6,292.90
  B1         12669EYW0       4,251,000.00      4,206,538.93         3,565.87         0.00            0.00           3,565.87
  B2         12669EYX8       2,500,000.00      2,473,852.58         2,097.07         0.00            0.00           2,097.07
  B3         12669EE28       1,500,000.00      1,484,311.55         1,258.24         0.00            0.00           1,258.24
  B4         12669EE36       1,250,000.00      1,236,926.29         1,048.54         0.00            0.00           1,048.54
  B5         12669EE44       2,001,791.69      1,980,855.11         1,679.16         0.00            0.00           1,679.16
  AR         12669EYU4             100.00              0.00             0.00         0.00            0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Totals                     500,088,891.69    346,712,501.06     9,908,600.43         0.00            0.00       9,908,600.43
----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------
                          Current          Ending             Ending
                          Realized      Certificate        Certificate
Class          Cusip      Losses          Balance            Factor
------------------------------------------------------------------------------
 1A1         12669EYQ3       0.00     51,505,359.26      0.53523183270
 2A1         12669EYS9       0.00    261,244,767.73      0.69249237855
 2A2         12669EE51       0.00      5,263,694.12      0.69249237855
  M          12669EYV2       0.00      7,417,243.93      0.98870220376
  B1         12669EYW0       0.00      4,202,973.07      0.98870220376
  B2         12669EYX8       0.00      2,471,755.51      0.98870220376
  B3         12669EE28       0.00      1,483,053.31      0.98870220376
  B4         12669EE36       0.00      1,235,877.75      0.98870220376
  B5         12669EE44       0.00      1,979,175.95      0.98870224935
  AR         12669EYU4       0.00              0.00      0.00000000000
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Totals                       0.00    336,803,900.63
------------------------------------------------------------------------------






           THE                                                                              Distribution Date:  9/27/04
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318


                                                  Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                    Beginning          Pass             Accrued       Cumulative                           Total            Net
                   Certificate        Through           Optimal         Unpaid         Deferred           Interest      Prepayment
Class                Balance          Rate (%)          Interest       Interest        Interest             Due       Int Shortfall
----------------------------------------------------------------------------------------------------------------------------------
 1A1             53,616,938.72       3.978048          177,742.28         0.00             0.00         177,742.28            0.00
 2A1            268,872,166.17       4.330133          970,210.25         0.00             0.00         970,210.25            0.00
 2A2              5,417,374.88       4.330133           19,548.30         0.00             0.00          19,548.30            0.00
  M               7,423,536.83       4.259828           26,352.49         0.00             0.00          26,352.49            0.00
  B1              4,206,538.93       4.259828           14,932.61         0.00             0.00          14,932.61            0.00
  B2              2,473,852.58       4.259828            8,781.82         0.00             0.00           8,781.82            0.00
  B3              1,484,311.55       4.259828            5,269.09         0.00             0.00           5,269.09            0.00
  B4              1,236,926.29       4.259828            4,390.91         0.00             0.00           4,390.91            0.00
  B5              1,980,855.11       4.259828            7,031.75         0.00             0.00           7,031.75            0.00
  AR                      0.00       0.000000                0.00         0.00             0.00               0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Totals          346,712,501.06                       1,234,259.50         0.00             0.00       1,234,259.50            0.00
----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------
                             Unscheduled
                               Interest                  Interest
Class                         Adjustment                   Paid
------------------------------------------------------------------------------
 1A1                                0.00                177,742.28
 2A1                                0.00                970,210.25
 2A2                                0.00                19,548.30
  M                                 0.00                26,352.49
  B1                                0.00                14,932.61
  B2                                0.00                8,781.82
  B3                                0.00                5,269.09
  B4                                0.00                4,390.91
  B5                                0.00                7,031.75
  AR                                0.00                0.10
------------------------------------------------------------------------------

------------------------------------------------------------------------------


Totals                              0.00                1,234,259.60
-------------------------------------------------------------------------------







           THE                                                                              Distribution Date:  9/27/04
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318

                                                        Current Payment Information
                                                             Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                            Original          Beginning Cert.                                            Ending Cert.       Pass
                          Certificate           Notional           Principal          Interest            Notional         Through
Class          Cusip          Balance            Balance          Distribution       Distribution         Balance         Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
 1A1       12669EYQ3     96,230,000.00        557.174880143       21.943047445        1.847056792       535.231832697    3.978048
 2A1       12669EYS9    377,252,914.00        712.710641049       20.218262501        2.571776696       692.492378548    4.330133
 2A2       12669EE51      7,601,086.00        712.710641049       20.218262501        2.571776696       692.492378548    4.330133
  M        12669EYV2      7,502,000.00        989.541033673        0.838829909        3.512728919       988.702203764    4.259828
  B1       12669EYW0      4,251,000.00        989.541033673        0.838829909        3.512728919       988.702203764    4.259828
  B2       12669EYX8      2,500,000.00        989.541033673        0.838829909        3.512728919       988.702203764    4.259828
  B3       12669EE28      1,500,000.00        989.541033673        0.838829909        3.512728919       988.702203764    4.259828
  B4       12669EE36      1,250,000.00        989.541033673        0.838829909        3.512728919       988.702203764    4.259828
  B5       12669EE44      2,001,791.69        989.541079301        0.838829948        3.512729081       988.702249353    4.259828
  AR       12669EYU4            100.00          0.000000000        0.000000000        0.981427065         0.000000000    0.000000
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Totals                  500,088,891.69        693.301744592       19.813678317        2.468080416       673.488066275
----------------------------------------------------------------------------------------------------------------------------------








           THE
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318


------------------------------------------------------------------------------
Pool Level Data

Distribution Date                                              9/27/04
Cut-off Date                                                    7/1/03
Determination Date                                              9/1/04
Accrual Period 30/360                            Begin          8/1/04
                                                 End            9/1/04
Number of Days in 30/360 Accrual Period                             30
------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                     Collateral Information                      Group 1                    Group 2                   Total
----------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                          100,031,760.32           400,057,131.37            500,088,891.69

Beginning Aggregate Pool Stated Principal Balance              57,372,159.15           289,340,341.83            346,712,500.98
Ending Aggregate Pool Stated Principal Balance                 55,256,974.84           281,546,925.70            336,803,900.54

Beginning Aggregate Loan Count                                           113                      592                       705
Loans Paid Off or Otherwise Removed Pursuant to PSA                        5                       18                        23
Ending Aggregate Loan Count                                              108                      574                       682

Beginning Weighted Average Loan Rate (WAC)                         4.244169%                4.595614%                 4.537459%
Ending Weighted Average Loan Rate (WAC)                            4.245137%                4.588706%                 4.532339%

Beginning Net Weighted Average Loan Rate                           3.978048%                4.330133%                 4.271872%
Ending Net Weighted Average Loan Rate                              3.978753%                4.323049%                 4.266563%

Weighted Average Maturity (WAM) (Months)                                 345                      346                       346

Servicer Advances                                                  17,956.37                23,479.28                 41,435.65

Aggregate Pool Prepayment                                       2,060,109.44             7,556,247.85              9,616,357.29
Pool Prepayment Rate (CPR)                                           35.5480                  27.2262                   28.6677
----------------------------------------------------------------------------------------------------------------------------------







           THE
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318


----------------------------------------------------------------------------------------------------------------------------------
     Delinquency Information                     Group 1                             Group 2                     Total
-----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance              1,996,903.66       3.613849%       4,184,617.76     1.486295%     6,181,521.42     1.835347%
                 # of loans                      3       2.777778%                 9      1.567944%               12     1.759531%

60-89 Days       Balance                546,847.20       0.989644%              0.00      0.000000%       546,847.20     0.162364%
                 # of loans                      1       0.925926%                 0      0.000000%                1     0.146628%

90+ Days         Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%

Total            Balance              2,543,750.86       4.603493%      4,184,617.76      1.486295%     6,728,368.62     1.997711%
                 # of loans                      4       3.703704%                 9      1.567944%               13     1.906158%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
    Foreclosure Information                      Group 1                             Group 2                      Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%

60-89 Days       Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%

90+ Days         Balance                712,000.00       1.288525%        357,708.28      0.127051%     1,069,708.28     0.317606%
                 # of loans                      1       0.925926%                 1      0.174216%                2     0.293255%

Total            Balance                712,000.00       1.288525%        357,708.28      0.127051%     1,069,708.28     0.317606%
                 # of loans                      1       0.925926%                 1      0.174216%                2     0.293255%
----------------------------------------------------------------------------------------------------------------------------------






           THE
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318


----------------------------------------------------------------------------------------------------------------------------------
   Bankruptcy Information                        Group 1                             Group 2                             Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%

60-89 Days       Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%

90+ Days         Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%

Total            Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
      REO Information                           Group 1                              Group 2                            Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%

60-89 Days       Balance                      0.00       0.000000%              0.00      0.000000%             0.00     0.000000%
                 # of loans                      0       0.000000%                 0      0.000000%                0     0.000000%

90+ Days         Balance                400,000.00       0.723891%              0.00      0.000000%       400,000.00     0.118763%
                 # of loans                      1       0.000000%                 0      0.000000%                1     0.146628%

Total            Balance                400,000.00       0.723891%              0.00      0.000000%       400,000.00     0.118763%
                 # of loans                      1       0.000000%                 0      0.000000%                1     0.146628%
----------------------------------------------------------------------------------------------------------------------------------







           THE
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
                                                      Aggregate Book Value/Loss Info
----------------------------------------------------------------------------------------------------------------------------------

                                                      Group 1                                                          Group 2
                                                      -------                                                          -------
Book Value of all REO Loans                              0.00                                                            0.00
Percentage of Total Pool Balance                    0.000000%                                                       0.000000%

Current Realized Losses                                  0.00                                                            0.00
Additional (Gains)/Losses                                0.00                                                            0.00
Cumulative Losses                                        0.00                                                            0.00
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                      Senior/Subordinate Allocation Percentages
----------------------------------------------------------------------------------------------------------------------------------

                                                      Group 1                                                          Group 2
                                                      -------                                                          -------
Senior Percentage                              93.4546294065%                                                   94.7982363315%
Senior Prepayment Percentage                  100.0000000000%                                                  100.0000000000%

Subordinate Percentage                          6.5453705935%                                                    5.2017636685%
Subordinate Prepayment Percentage               0.0000000000%                                                    0.0000000000%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                      Credit Enhancement Information
----------------------------------------------------------------------------------------------------------------------------------

Protection                                            Original                                                         Current

Bankruptcy Loss                                    143,426.00                                                       143,426.00
Bankruptcy Percentage                               0.028680%                                                        0.042584%
Credit/Fraud Loss                                5,000,889.00                                                     3,669,325.22
Credit/Fraud Loss Percentage                        1.000000%                                                        1.089454%
Special Hazard Loss                             10,564,601.00                                                     8,512,147.35
Special Hazard Loss Percentage                      2.112545%                                                        2.527330%
----------------------------------------------------------------------------------------------------------------------------------






           THE
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318


----------------------------------------------------------------------------------------------------------------------------------
                                                   Class Subordination Levels
----------------------------------------------------------------------------------------------------------------------------------

Class                                                   Original                                                      Current
-----                                                   --------                                                      -------
Class A                                           500,088,891.69                                               336,803,900.63
Class A Percentage                                   100.000000%                                                  100.000000%
----------------------------------------------------------------------------------------------------------------------------------






           THE
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew            Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318


        ----------------------------------------------------------------------
               Certificate Account - Deposits
        ----------------------------------------------------------------------
        Beginning Balance                                            -0.00

        Payments of Interest and Principal                   11,213,020.03
        Liquidation Proceeds                                          0.00
        All Other Proceeds                                            0.00
        Other Amounts                                                 0.00
                                                              -------------
        Total Deposits                                       11,213,020.03
        ----------------------------------------------------------------------
               Certificate Account - Withdrawals
        Reimbursement of Servicer Advances                            0.00
        Payment of Master Servicer Fees                          68,256.94
        Payment of Sub Servicer Fees                              1,903.05
        Payment of Other Fees                                         0.00
        Payment of Insurance Premium(s)                               0.00
        Payment of Personal Mortgage Insurance                    1,903.05
        Other Permitted Withdrawals per the PSA                       0.00
        Payment of Principal and Interest                    11,142,860.04
                                                             -------------
        Total Withdrawals                                    11,214,923.08

        Ending Balance                                                0.00
        ----------------------------------------------------------------------


           THE
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew            Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318


---------------------------------------------------------------------------------------------------------------------------------
                                                                 Compensating Interest Detail
---------------------------------------------------------------------------------------------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                 3,975
Compensation for Gross PPIS from Servicing Fees                                                           3,975

Total Net PPIS (Non-Supported PPIS)                                                                          0
---------------------------------------------------------------------------------------------------------------------------------




                                                                      Page 7



           THE
         BANK OF
           NEW
          YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew            Countrywide Home Loans Servicing LP
           212-815-3236                         CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                            Series 2003-37
           212-815-8318



---------------------------------------------------------------------------------------------------------------------------------
                                                                   Loan Level Loss Detail
---------------------------------------------------------------------------------------------------------------------------------

Group                Loan ID              Liquidation Balance          Liquidation Proceeds                        Realized Loss
-----                -------              -------------------          --------------------                        -------------

Group 1                 N/A

Group 2                 N/A
---------------------------------------------------------------------------------------------------------------------------------





                                                                Page 8